Exhibit 99.1

Gulfport Energy Announces Private Offering of $500 Million of Senior Notes

September 3, 2024

OKLAHOMA CITY--(BUSINESS WIRE)-- Gulfport Energy Corporation (NYSE: GPOR) (“Gulfport” or the “Company”) announced today that Gulfport Energy Operating Corporation (“Gulfport Operating”), a wholly owned subsidiary of Gulfport, intends to offer $500 million aggregate principal amount of Senior Notes due 2029 (the “Notes”) in a private placement to eligible purchasers. The Notes are expected to be unconditionally guaranteed by Gulfport and Gulfport’s wholly owned subsidiaries that guarantee Gulfport Operating’s credit facility and certain other debt.

Concurrent with this offering, Gulfport Operating commenced a tender offer (the “Tender Offer”) to purchase for cash any and all of its 8.0% Senior Notes due 2026 (the “Tender Notes”) validly tendered and accepted for purchase. Gulfport Operating intends to use the net proceeds from the proposed offering, together with cash on hand and available borrowings under its credit facility, to purchase the Tender Notes pursuant to the Tender Offer and to pay any related premiums and expenses. Gulfport Operating intends to use the remainder, if any, of the net proceeds from the proposed offering, together with cash on hand and available borrowings under its credit facility, to redeem the remaining Tender Notes on or prior to May 17, 2025, the par call date for the Tender Notes, at a redemption price of 100.000% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date. Pending application of the proceeds for any such redemption, Gulfport Operating may apply the proceeds for general corporate purposes, including to reduce borrowings under its revolving credit facility, to make temporary investments in cash and short term investments or to deposit funds with the trustee for the Tender Notes sufficient to satisfy and discharge the obligations under the related indenture.

The Notes and the related guarantees will be offered and sold to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act. The offer and sale of the Notes and the related guarantees have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

This press release does not constitute an offer to purchase or a solicitation of an offer to sell any of the Tender Notes. The Tender Offer is being made only by and pursuant to, and on the terms and conditions set forth in, the Offer to Purchase dated September 3, 2024.

About Gulfport

Gulfport is an independent natural gas-weighted exploration and production company focused on the exploration, acquisition and production of natural gas, crude oil and NGL in the United States with primary focus in the Appalachia and Anadarko basins. Our principal properties are located in eastern Ohio targeting the Utica and Marcellus formations and in central Oklahoma targeting the SCOOP Woodford and SCOOP Springer formations.

Forward-Looking Statements

This press release includes “forward-looking statements” for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements other than statements of historical fact. They include statements regarding the proposed offering of the Notes, the intended use of proceeds therefrom and other matters relating to the proposed offering and the Tender Offer. Although Gulfport believes the expectations and forecasts reflected in the forward-looking statements are reasonable, Gulfport can give no assurance they will prove to have been correct. They can be affected by inaccurate or changed assumptions or by known or unknown risks and uncertainties. Important risks, assumptions and other important factors that could cause future results to differ materially from those expressed in the forward-looking statements are described under “Risk Factors” in Item 1A of Gulfport’s annual report on Form 10-K for the year ended December 31, 2023 and any updates to those factors set forth in Gulfport’s subsequent quarterly reports on Form 10-Q or current reports on Form 8-K. Gulfport undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

Investor Contact:

Jessica Antle – Vice President, Investor Relations

jantle@gulfportenergy.com

405-252-4550